SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 12, 2013 (August 7, 2013)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 7, 2013, our board of directors accepted Jon E. Eliassen’s retirement notice that he would step down as President and Chief Executive Officer effective August 12, 2013. In order to assist with the transition to his successor, Mr. Eliassen will continue to be employed by our company at his current compensation level until September 30, 2013, at which time his employment will terminate and he will resign from the board.

(c) On August 7, 2013, our board of directors appointed James P. Evans to serve as Interim President and Chief Executive Officer, effective August 12, 2013. Mr. Evans has been a director of our company since December 2012 and was the former Chief Executive Officer of Brand USA, Ardent Hotel Advisors, Jenny Craig International and Best Western International.

The board will immediately initiate a search process and retain an executive search firm to assist in identifying the next President and Chief Executive Officer.

(d) On August 7, 2013, our board of directors took the following actions:

•	Effective August 12, 2013, it accelerated the vesting of 67,269 restricted stock units granted to Mr. Eliassen under our 2006 Stock Incentive Plan.

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It determined that Mr. Evans would be paid a base salary of $880,000 per year for his services as Interim President and Chief Executive Officer. He will not be eligible for participation in any of our company’s benefit plans or stock or cash incentive plans, and he will not receive any other benefits that full-time permanent employees of the company enjoy. However, he will continue to receive the same compensation for his services as director as we pay to non-employee directors.

•	It agreed to reimburse Mr. Evans for reasonable commuting and business expenses and to provide him with reasonable lodging and transportation during his interim employment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2013, our board of directors amended our bylaws to provide for election of directors by majority vote of shareholders in uncontested elections. Under the revised provisions of Section 3.3(7) of our bylaws, the term of a director who does not receive a majority of the votes cast by shareholders in an uncontested election will terminate 90 days after the voting results of the election are determined unless he or she earlier resigns or is replaced by the board.

A copy of our current Amended and Restated By-Laws is included as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated By-Laws of the Registrant

99.1	Press Release dated August 8, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: August 12, 2013	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President,
General Counsel and Secretary

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